POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that Guy Talarico, a Trustee of del Rey Global Investors Funds (the “Trust”) and a Trustee of del Rey Monarch Fund, a series of the Trust (the “Fund”), whose name and signature appears below, constitutes and appoints Gerald W. Wheeler as his agent and attorney-in-fact, and in any and all capacities, to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Trust and the Fund of which he is now or is on the date of such filing a Trustee of the Trust or Fund, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Trust and the Fund to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.
All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.
This power of attorney shall be valid from the date hereof until revoked by the undersigned.

/s/ Guy Talarico	January 14, 2011
Guy Talarico